UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 13, 2009 (August 7, 2009)

REIS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12917	13-3926898
(Commission File Number)	(IRS Employer Identification No.)

530 Fifth Avenue, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-1122
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

(d)           On August 7, 2009, Reis, Inc. (the “Company”) issued a press release (the “Earnings Release”) regarding its financial results for the second quarter of 2009. On August 7, 2009, the Company held a conference call relating to these financial results.  Pursuant to General Instruction F to Form 8-K, copies of the Earnings Release and the transcript from the conference call (the “Transcript”) are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated into this Item 2.02 by this reference.

The Earnings Release and the Transcript include disclosure of non-GAAP financial measures.  In the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s Second Quarter 2009 Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2009, as well as in the Earnings Release (both of which are available at the Investor Relations portion of the Company’s website at www.reis.com), the Company includes cautionary language about the use of EBITDA and Adjusted EBITDA as non-GAAP measures and presents reconciliations of net income to EBITDA and Adjusted EBITDA for the periods discussed therein.

The information contained in this Item 2.02, including the related information set forth in the Earnings Release and the Transcript, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise.  The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release Dated August 7, 2009.
99.2	Transcript of August 7, 2009 Conference Call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIS, INC.

		By:	/s/ Alexander G. Simpson
Alexander G. Simpson
Vice President & General Counsel

Date:	August 13, 2009

Exhibit Index

99.1	Press Release Dated August 7, 2009.
99.2	Transcript of August 7, 2009 Conference Call.